EXHIBIT 99.1

Nutanix Reports First Quarter Fiscal 2026 Financial Results

Reports 18% YoY ARR Growth and Solid Free Cash Flow Performance

SAN JOSE, Calif., Nov. 25, 2025 (GLOBE NEWSWIRE) -- Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its first quarter ended October 31, 2025.

“We saw solid demand for our cloud platform in our first quarter, with bookings that were slightly ahead of our expectations, ARR growth of 18% year-over-year, another healthy quarter of new logo additions, and solid free cash flow performance,” said Rajiv Ramaswami, President and CEO of Nutanix. “We also continued to make progress with our partners, including announcing expansions to our partnerships with Dell and Microsoft, for our cloud platform to support their PowerStore and Azure Virtual Desktop, respectively.”

“Bookings in our first quarter were slightly higher than expected. However, late in the quarter, we saw some revenue shift from Q1 into future periods. We expect that the revenue over time remains unchanged,” said Rukmini Sivaraman, CFO of Nutanix. “We expect this dynamic to continue and have factored it in our Q2 and updated full-year revenue guidance. We are also pleased to raise our free cash flow guidance for the full year. Underlying demand and our view of business fundamentals for Nutanix remain unchanged.”

First Quarter Fiscal 2026 Financial Summary

	Q1 FY’26	Q1 FY’25	Y/Y Change
Annual Recurring Revenue (ARR)[1]	$2.28 billion	$1.94 billion	18%
Average Contract Duration[2]	3.1 years	3.1 years	0.0 year
Revenue	$670.6 million	$591.0 million	13%
GAAP Gross Margin	87.0%	86.0%	100 bps
Non-GAAP Gross Margin	88.0%	87.5%	50 bps
GAAP Operating Expenses	$533.8 million	$481.0 million	11%
Non-GAAP Operating Expenses	$458.0 million	$398.9 million	15%
GAAP Operating Income	$49.3 million	$27.3 million	$22.0 million
Non-GAAP Operating Income	$131.8 million	$118.2 million	$13.6 million
GAAP Operating Margin	7.4%	4.6%	280 bps
Non-GAAP Operating Margin	19.7%	20.0%	(30) bps
Net Cash Provided by Operating Activities	$196.8 million	$161.8 million	$35.0 million
Free Cash Flow	$174.5 million	$151.9 million	$22.6 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Nutanix is Named a Leader in 2025 Gartner® Magic Quadrant™ for Distributed Hybrid Infrastructure: Nutanix announced its recognition as a Leader in the 2025 Gartner® Magic Quadrant™ for Distributed Hybrid Infrastructure.
  Nutanix Announces Support for Dell PowerStore: Nutanix announced that its Nutanix Cloud Platform solution will soon support Dell PowerStore, with general availability coming in summer 2026.
  Nutanix Expands Microsoft Azure Virtual Desktop Flexibility Across Hybrid Cloud: Nutanix announced that its Nutanix Cloud Platform solution will support Microsoft Azure Virtual Desktop for hybrid environments, enabling organizations to run Azure Virtual Desktop on premises on the Nutanix AHV hypervisor, and offering a new level of flexibility in how virtual desktops are deployed and managed. The Nutanix Cloud Platform’s support for Azure Virtual Desktop is currently under development.
  Nutanix Welcomes Greg Lavender to Board of Directors: Nutanix announced that it added Greg Lavender, industry veteran and former CTO at Intel, to its board of directors, effective September 17, 2025.

Second Quarter Fiscal 2026 Outlook

Revenue	$705 - $715 million
Non-GAAP Operating Margin	20.5% to 21.5%
Weighted Average Shares Outstanding (Diluted)[3]	Approximately 296 million

Fiscal 2026 Outlook

Revenue	$2.82 - $2.86 billion
Non-GAAP Operating Margin	21% to 22%
Free Cash Flow	$800 - $840 million

Supplementary materials to this press release, including our first quarter fiscal 2026 earnings presentation, can be found at https://ir.nutanix.com/financial/quarterly-results.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s first quarter fiscal 2026 financial results on a conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Footnotes

1Annual Recurring Revenue, or ARR, is defined as the sum of ACV for all subscription contracts from all customers in effect as of the end of a specific period, assuming any subscription contract that expires is renewed on its existing terms. ARR excludes the value of professional services, non-portable software and support contracts and hardware sales. For the purposes of this calculation, we generally assume that the contract term begins on the date when the software is made available to the customer. ACV is defined as the total annualized value of a contract. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract. Beginning with the first quarter of fiscal 2026, our methodology for calculating ARR was updated to align more closely with the timing of when licenses are made available to customers. For comparability purposes, ARR for all prior periods have been adjusted to conform to the updated methodology.

2Average Contract Duration represents the dollar-weighted term, calculated on a billings basis, across all subscription contracts, as well as our limited number of life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

3Weighted average share count used in computing diluted non-GAAP net income per share.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, free cash flow, Annual Recurring Revenue (or ARR), and Average Contract Duration. In computing non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), litigation settlement accruals and legal fees related to certain litigation matters, the amortization and conversion of the debt discount and issuance costs related to debt, interest expense related to debt, inducement expense related to the repurchase of convertible senior notes, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after capital expenditures, and we define free cash flow as net cash provided by operating activities less purchases of property and equipment. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the top-line growth of our subscription business (including our ability to acquire subscriptions with new customers and to retain and expand with existing customers), while normalizing for differences in contract durations. Our calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any subscription contract not to be renewed on its existing terms. ARR is a performance measure that should be viewed independently of revenue and does not represent our revenue under GAAP on an annualized basis or a forecast of GAAP revenue. Investors should not place undue reliance on ARR as an indicator of our future or expected results. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled performance measures presented by other companies. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income, operating margin, and net cash provided by operating activities, respectively. There is no GAAP measure that is comparable to ARR or Average Contract Duration, so we have not reconciled the ARR or Average Contract Duration data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our second quarter fiscal 2026 outlook and/or our fiscal 2026 outlook: non-GAAP operating margin and free cash flow. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business momentum and prospects, including our continued progress with our partners; the impact of the revenue shift from Q1 into future periods, including the expected revenue recognition over time; underlying demand and business fundamentals for Nutanix; our second quarter fiscal 2026 outlook; and our fiscal 2026 outlook.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the inherent uncertainty or assumptions and estimates underlying our projections and guidance, which are necessarily speculative in nature; any failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, objectives, momentum, prospects and outlook; our ability to achieve, sustain and/or manage future growth effectively; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty; our ability to attract, recruit, train, retain, and, where applicable, ramp to full productivity, qualified employees and key personnel; factors that could result in the significant fluctuation of our future quarterly operating results (including anticipated changes to our revenue and product mix, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions); our ability to form new or maintain and strengthen existing strategic alliances and partnerships, as well as our ability to manage any changes thereto; our ability to make share repurchases; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 24, 2025. Additional information will be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2025, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a hybrid multicloud computing leader, offering organizations a unified software platform for running applications and AI and managing data anywhere. With Nutanix, organizations can simplify operations for traditional and modern applications, freeing them to focus on business goals. Trusted by more than 29,000 customers worldwide, Nutanix helps empower organizations to transform digitally and power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media.

© 2025 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. (“Nutanix”) in the United States and other countries. Other brand names or marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release is for informational purposes only and nothing herein constitutes a warranty or other binding commitment by Nutanix.

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com

NUTANIX, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
	July 31, 2025	October 31, 2025
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$769,502	$780,421
Short-term investments	1,223,234	1,281,775
Accounts receivable, net	337,967	335,945
Deferred commissions—current	153,072	142,307
Prepaid expenses and other current assets	105,391	98,513
Total current assets	2,589,166	2,638,961
Property and equipment, net	142,814	138,309
Operating lease right-of-use assets	134,526	131,159
Deferred commissions—non-current	189,221	184,590
Intangible assets, net	2,615	2,421
Goodwill	185,235	185,235
Other assets—non-current	39,617	43,317
Total assets	$3,283,194	$3,323,992
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$81,599	$87,987
Accrued compensation and benefits	230,498	181,826
Accrued expenses and other current liabilities	24,187	25,072
Deferred revenue—current	1,054,023	1,080,854
Operating lease liabilities—current	23,234	24,094
Total current liabilities	1,413,541	1,399,833
Deferred revenue—non-current	1,058,731	1,090,140
Operating lease liabilities—non-current	115,754	111,417
Convertible senior notes, net	1,343,818	1,345,038
Other liabilities—non-current	45,870	46,192
Total liabilities	3,977,714	3,992,620
Stockholders’ deficit:
Common stock	7	7
Additional paid-in capital	4,200,466	4,200,897
Accumulated other comprehensive income	700	3,605
Accumulated deficit	(4,895,693)	(4,873,137)
Total stockholders’ deficit	(694,520)	(668,628)
Total liabilities and stockholders’ deficit	$3,283,194	$3,323,992

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended October 31,
	2024	2025
	(in thousands, except per share data)
Revenue:
Product	$301,919	$349,003
Support, maintenance and other services	289,037	321,573
Total revenue	590,956	670,576
Cost of revenue:
Product(1)(2)	8,370	4,292
Support, maintenance and other services(1)	74,300	83,178
Total cost of revenue	82,670	87,470
Gross profit	508,286	583,106
Operating expenses:
Sales and marketing(1)(2)	253,401	285,233
Research and development(1)	173,959	187,482
General and administrative(1)	53,676	61,056
Total operating expenses	481,036	533,771
Income from operations	27,250	49,335
Other income, net	9,573	16,239
Income before provision for income taxes	36,823	65,574
Provision for income taxes	6,897	3,478
Net income	$29,926	$62,096
Net income per share attributable to Class A common stockholders, basic	$0.11	$0.23
Net income per share attributable to Class A common stockholders, diluted	$0.10	$0.21
Weighted average shares used in computing net income per share attributable to Class A common stockholders, basic	266,556	269,872
Weighted average shares used in computing net income per share attributable to Class A common stockholders, diluted	288,829	296,518

(1) Includes the following stock-based compensation expense:

	Three Months Ended October 31,
	2024	2025
	(in thousands)
Product cost of revenue	$1,212	$359
Support, maintenance and other services cost of revenue	6,820	6,255
Sales and marketing	20,648	17,760
Research and development	43,562	39,501
General and administrative	16,507	13,885
Total stock-based compensation expense	$88,749	$77,760

(2) Includes the following amortization of intangible assets:

	Three Months Ended October 31,
	2024	2025
	(in thousands)
Product cost of revenue	$767	$106
Sales and marketing	88	88
Total amortization of intangible assets	$855	$194

NUTANIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended October 31,
	2024	2025
	(in thousands)
Cash flows from operating activities:
Net income	$29,926	$62,096
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,180	18,374
Stock-based compensation	88,749	77,760
Amortization of debt discount and issuance costs	386	1,361
Operating lease cost, net of accretion	6,919	8,000
Other	(817)	1,777
Changes in operating assets and liabilities:
Accounts receivable, net	52,453	22,759
Deferred commissions	19,472	15,396
Prepaid expenses and other assets	(1,999)	3,490
Accounts payable	(4,454)	9,395
Accrued compensation and benefits	(35,906)	(55,126)
Accrued expenses and other liabilities	(4,727)	2,152
Operating leases, net	(6,871)	(8,110)
Deferred revenue	440	37,501
Net cash provided by operating activities	161,751	196,825
Cash flows from investing activities:
Maturities of investments	91,648	236,608
Purchases of investments	(110,011)	(290,086)
Sales of investments	—	1,250
Purchases of property and equipment	(9,831)	(22,319)
Net cash used in investing activities	(28,194)	(74,547)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	28,113	29,035
Taxes paid related to net share settlement of equity awards	(79,274)	(89,223)
Repurchases of common stock	(20,100)	(50,225)
Other financing activities, net	(964)	(946)
Net cash used in financing activities	(72,225)	(111,359)
Net increase in cash, cash equivalents and restricted cash	$61,332	$10,919
Cash, cash equivalents and restricted cash—beginning of period	655,662	769,517
Cash, cash equivalents and restricted cash—end of period	$716,994	$780,436
Restricted cash(1)	390	15
Cash and cash equivalents—end of period	$716,604	$780,421
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$9,296	$8,597
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$4,517	$3,939
Unpaid taxes related to net share settlement of equity awards included in accrued expenses and other liabilities	$16,788	$19,878

(1) Included within other assets—non-current in the condensed consolidated balance sheets.

Disaggregation of Revenue (Unaudited)

	Three Months Ended October 31,
	2024	2025
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$560,696	$637,840
Professional services and other revenue(1)	30,260	32,736
Total revenue	$590,956	$670,576

(1) Prior to fiscal 2026, these amounts were presented as separate line items, Professional services and Other non-subscription product, as described below. Prior period amounts have been updated to conform to the current period presentation.

Subscription revenue — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement subscriptions, support subscriptions, subscription software licenses and cloud-based software-as-a-service, or SaaS, offerings.

  Ratable — We recognize revenue from software entitlement subscriptions, support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement subscriptions and support subscriptions.
  Upfront — We generally recognize revenue from our subscription software licenses upfront upon the transfer of control to the customer. For sales that include a server from a channel partner or OEM, revenue is typically recognized upon shipment of the server. For sales of software sold with a server, revenue is typically recognized when the software is made available to the customer.

Professional services and other revenue — Includes Professional services revenue and Other non-subscription product revenue, as described below:

  Professional services revenue — We also sell professional services with our products. We recognize revenue related to professional services as they are performed. Professional services revenue was approximately $27.3 million for the three months ended October 31, 2024 and $28.9 million for the three months ended October 31, 2025.
  Other non-subscription product revenue — Includes Non-portable software revenue and Hardware revenue, which were immaterial for the periods presented.

Reconciliation of Revenue to Billings (Unaudited)

	Three Months Ended October 31,
	2024	2025
	(in thousands)
Total revenue	$590,956	$670,576
Change in deferred revenue	440	37,501
Total billings	$591,396	$708,077

Annual Recurring Revenue (Unaudited)

	As of October 31,
	2024	2025
	(in thousands)
Annual Recurring Revenue (ARR)(1)	$1,942,946	$2,284,051

(1) Beginning with the first quarter of fiscal 2026, our methodology for calculating ARR was updated to align more closely with the timing of when licenses are made available to customers. Prior period amounts have been updated to conform to current quarter methodology.

Remaining Performance Obligations (Unaudited)

	As of October 31,
	2024	2025
	(in thousands)
Remaining performance obligations:
Current	$1,104,406	$1,296,795
13-36 months	810,499	1,032,685
Thereafter	203,393	341,035
Total	$2,118,298	$2,670,515

Reconciliation of GAAP to Non-GAAP Profit Measures (Unaudited)

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Three Months Ended October 31, 2025	(1)	(2)	(3)	(4)	(5)	Three Months Ended October 31, 2025
	(in thousands, except percentages and per share data)
Gross profit	$583,106	$6,614	$106	$—	$—	$—	$589,826
Gross margin	87.0%	1.0%	—	—	—	—	88.0%
Operating expenses:
Sales and marketing	285,233	(17,760)	(88)	—	—	—	267,385
Research and development	187,482	(39,501)	—	—	—	—	147,981
General and administrative	61,056	(13,885)	—	(4,560)	—	—	42,611
Total operating expenses	533,771	(71,146)	(88)	(4,560)	—	—	457,977
Income from operations	49,335	77,760	194	4,560	—	—	131,849
Operating margin	7.4%	11.6%	—	0.7%	—	—	19.7%
Net income	$62,096	$77,760	$194	$4,560	$2,993	$(26,738)	$120,865
Weighted shares outstanding, basic	269,872						269,872
Weighted shares outstanding, diluted (6)	296,518						296,518
Net income per share, basic	$0.23	$0.29	$-	$0.02	$0.01	$(0.10)	$0.45
Net income per share, diluted (7)	$0.21						$0.41

(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Legal fees
(4) Amortization of debt issuance costs and interest expense related to debt
(5) Income tax effect of non-GAAP adjustments. Beginning in the third quarter of fiscal 2025, we adopted a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% better aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides better consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(6) Includes 26,646 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(7) In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $1,099 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended October 31, 2024	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended October 31, 2024
	(in thousands, except percentages and per share data)
Gross profit	$508,286	$8,032	$767	$—	$—	$—	$—	$517,085
Gross margin	86.0%	1.4%	0.1%	—	—	—	—	87.5%
Operating expenses:
Sales and marketing	253,401	(20,648)	(88)	—	—	—	—	232,665
Research and development	173,959	(43,562)	—	—	—	—	—	130,397
General and administrative	53,676	(16,507)	—	(1,367)	—	—	—	35,802
Total operating expenses	481,036	(80,717)	(88)	(1,367)	—	—	—	398,864
Income from operations	27,250	88,749	855	1,367	—	—	—	118,221
Operating margin	4.6%	15.1%	0.1%	0.2%	—	—	—	20.0%
Net income	$29,926	$88,749	$855	$1,367	$(110)	$745	$(18,789)	$102,743
Weighted shares outstanding, basic	266,556							266,556
Weighted shares outstanding, diluted(7)	288,829							288,829
Net income per share, basic	$0.11	$0.34	$-	$0.01	$-	$-	$(0.07)	$0.39
Net income per share, diluted(8)	$0.10							$0.36

(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Legal fees
(4) Other
(5) Amortization and conversion of debt discount and issuance costs and interest expense related to convertible senior notes
(6) Income tax effect of non-GAAP adjustments. Beginning in the third quarter of fiscal 2025, and retrospectively applied to comparable prior year periods, we adopted a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% better aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides better consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(7) Includes 22,273 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(8) In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $284 of interest expense related to the convertible senior notes

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (Unaudited)

	Three Months Ended October 31,
	2024	2025
	(in thousands)
Net cash provided by operating activities	$161,751	$196,825
Purchases of property and equipment	(9,831)	(22,319)
Free cash flow	$151,920	$174,506